Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Addus HomeCare Corporation of our report dated February 14, 2025 relating to the financial statements of KAH Hospice Company-Personal Care (a carve-out business of KAH Hospice Co, Inc.), which appears in Addus HomeCare Corporation's Current Report on Form 8-K/A dated February 14, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Nashville, TN
August 27, 2025